EXHIBIT 10.1
EXECUTION VERSION
SECOND AMENDMENT
to
REVOLVING CREDIT AGREEMENT
This SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of July 18, 2022, is entered into by and among T SERIES MIDDLE MARKET LOAN FUND LLC, as Borrower (the “Borrower” and collectively with any additional Borrowers, including any Qualified Borrowers from time to time party hereto, the “Borrowers”), COMMONWEALTH BANK OF AUSTRALIA, as Administrative Agent under the Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”), as Lead Arranger, as the Letter of Credit Issuer and as a Lender.
RECITALS
WHEREAS, the Borrowers and the Administrative Agent are parties to that certain Revolving Credit Agreement, dated as of November 5, 2021, (as amended by the at certain First Amendment to Revolving Credit Agreement dated as of January 25, 2022 (the “First Amendment”), and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);
WHEREAS, the parties hereto wish to make certain changes to the Credit Agreement as herein provided;
WHEREAS, pursuant to the First Amendment, the parties hereto agreed to an increase in the Maximum Commitment in the amount of $100,000,000 for an aggregate Maximum Commitment of $425,000,000, to be effective as of January 25, 2022 and the Temporary Increase Maturity Date to be July 25, 2022 (such temporary increase shall be referred to herein as the “Temporary Increase”);
WHEREAS, the parties hereto agree to an extension of the Temporary Increase Maturity Date and for the new Temporary Increase Maturity Date to be January 25, 2023; and
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Credit Agreement, the parties hereto agree as follows:
SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.
SECTION 2. Changes to the Credit Agreement. Effective as of the Effective Date, the Credit Agreement is hereby amended as follows:
2.1the definition of Temporary Increase Maturity Date is hereby amended and restated in its entirety as follows:
“Temporary Increase Maturity Date” means, (a) with respect to the Initial Tranche Temporary Increase, January 25, 2023 and (b) for each other Temporary Increase, the maturity date therefor selected by the Borrowers in the related Temporary Increase Request.
USActive 58017396.4
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SECTION 3. Conditions Precedent. Section 2 hereof shall become effective on the date (the “Effective Date”) when the Administrative Agent shall have received:
3.1a counterpart (or counterparts) of this Amendment, executed and delivered by each of the parties hereto;
3.2payment of all fees and amounts due and payable by the Borrowers on or prior to the Effective Date, including, without limitation: (a) payment of an extension fee of 20 basis points (0.20%) on the amount of the Temporary Increase multiplied by the tenor of the extension divided by 365 and (b) to the extent invoiced at least two (2) Business Days prior to the Effective Date, the fees and disbursements invoiced through the Effective Date by the Administrative Agent’s special counsel, Cadwalader, Wickersham & Taft LLP.
SECTION 4. Miscellaneous.
4.1Reaffirmation of Representations and Warranties. Upon the effectiveness of this Amendment, each of the Borrowers hereby reaffirms, in all material respects, the representations and warranties made by it in the Credit Agreement to the extent the same are not amended hereby (except to the extent of changes in facts or circumstances that have been disclosed to the Administrative Agent and do not constitute an Event of Default or a Material Potential Default or to the extent such representations and warranties relate to an earlier or other specific date).
4.2Representations and Warranties. Each of the Borrowers hereby represents and warrants (each as to itself only) that (i) this Amendment constitutes a legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, subject to Debtor Relief Laws and general equitable principles (whether considered a proceeding in equity or at law), (ii) upon the Effective Date, no Event of Default or, to such Borrower’s knowledge, Material Potential Default shall exist; and (iii) the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby were approved and adopted in resolutions approved by the board of directors; such resolutions were attached to the closing certificate delivered to the Administrative Agent on November 5, 2021, have not in any way been amended, modified, revoked or rescinded, and remain in effect on the Effective Date.
4.3References to the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any Loan Document shall mean and be a reference to the Credit Agreement, as amended hereby.
4.4Reaffirmation of Obligations. Each Borrower (a) affirms all of its obligations under the Loan Documents, and (b) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Borrower’s obligations under the Loan Documents.
4.5Reaffirmation of Security Interests. Each Borrower (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting, and
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(b) agrees that this Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted pursuant to the Loan Documents.
4.6No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.
4.7Governing Law; Choice of Forum, Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Reference is hereby made to Section 12.8 (Choice of Forum, Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury) of the Credit Agreement which are hereby incorporated by reference in this Amendment, mutatis mutandis.
4.8Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
4.9Headings. Section headings in this Amendment are for reference only and shall in no way affect the interpretation of this Amendment.
4.10Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof.
4.11Loan Document. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents shall be deemed to include this Amendment.
4.12Effect on Credit Agreement. Except as specifically agreed herein, the Credit Agreement, the Fee Letters and all other Loan Documents shall remain in full force and effect according to their respective terms and are hereby ratified and confirmed.
[Signatures Follow]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWERS:

T SERIES MIDDLE MARKET LOAN FUND, a Delaware limited liability company

By:	/s/ Venugopal Rathi
Name:	Venugopal Rathi
Title:	Chief Facility Officer

CBA - TCORP
Second Amendment to Revolving Credit Agreement

COMMONWEALTH BANK OF AUSTRALIA, as Administrative Agent, Lead Arranger, Letter of Credit Issuer and a Lender

By:	/s/ Robert Cammilleri
Name:	Robert Cammilleri
Title:	Executive Director

CBA – TCORP
Second Amendment to Revolving Credit Agreement